Exhibit 99.1

Oasis Petroleum Announces Delaware Basin Acquisition and Provides Operational Updates

Houston, Texas — December 11, 2017 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced it has entered into a definitive purchase and sale agreement with Forge Energy, LLC (the “Seller”) to acquire 20,300 net acres in the Delaware Basin (the “Permian Assets”) for approximately $946 million, consisting of approximately $483 million in cash and 46 million shares of the Company’s common stock (the “OAS Shares”) valued at approximately $463 million as of the close of trading on December 8, 2017 (the “Acquisition”). The Acquisition will be funded through a combination of the OAS Shares issued to the Seller, a draw on the Company’s revolving credit facility, and/or capital markets transactions, depending on market conditions. Additionally, Oasis expects to divest non-core Williston Basin acreage up to $500 million in 2018.
The Acquisition has an effective date of December 1, 2017 and is expected to close in February 2018, at which time the owners of the Seller will receive full consideration less a deposit paid. The transaction is subject to customary closing adjustments and conditions.
Tommy Nusz, Oasis’s Chairman and Chief Executive Officer, commented “This accretive transaction more than doubles Oasis’s core net inventory and represents a unique opportunity to acquire a highly complementary asset to Oasis’s premier Williston Basin acreage that positions the Company to further capitalize on its operational strengths. Our leading track record of efficient full field development in the Williston Basin positions Oasis to succeed as we expand operations into the Delaware Basin. Our new Permian Assets deliver a consolidated position in the deepest and highest pressured part of the Delaware in the heart of the oil window. The Seller and offset operators have materially de-risked this position with recent well performance across the Wolfcamp and Bone Spring formations, giving us additional confidence in asset quality and well performance. This transaction further improves the capital efficiency of our development program, while providing an opportunity to divest and realize value for quality assets that fall deeper in our development program. We are excited for this new chapter, and also remain committed to our current capital-disciplined and returns-focused execution plan in the Williston Basin. As we execute our combined program in 2018, we expect to be free cash flow positive on our E&P business running a $55 WTI oil price.”

Acquisition Highlights

•	Approximately 20,300 net acres acquired in the Delaware Basin across Loving, Ward, Winkler and Reeves Counties, Texas;

•	Approximately 3,500 barrels of oil equivalent (“Boe”) per day produced in November 2017 ($170 million PDP value at November 30, 2017 strip pricing);

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601 gross operated locations (76% working interest) and 507 net core locations targeting the Wolfcamp A, B, and C and the Bone Spring formations, with extensive additional upside from other intervals in the column;

•	Largely contiguous acreage blocks that allow for longer lateral development (expected median lateral length of approximately 8,000 feet);

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Ability to transfer technical, operational and managerial knowledge from full-field development of the Williston Basin to the Delaware Basin, in addition to future efficiencies from the vertical integration of Oasis Midstream Services LLC and Oasis Well Services LLC;

•	Accretive to per-share NAV, long term cash flow, balance sheet, core inventory and overall inventory;

•	Trading attractive non-core acreage in the Williston Basin for core Delaware Basin acreage;

Exhibit 99.1

•	Expect to drill 16 to 20 gross wells and complete 6 to 8 gross wells with a capital program of approximately $100 million in 2018; and

•	Initially running one rig with the potential to add a second rig in the second half of 2018

Recent Results and Updated Guidance

Oasis production for October was approximately 70,000 Boe per day, and operational production exceeded 72,000 Boe per day, already surpassing the planned 2017 exit rate. In light of the increased production, guidance for the fourth quarter of 2017 is increased from 69,000 – 72,000 Boe per day, to 71,000 – 73,000 Boe per day. Oasis expects to continue to run five rigs in the Williston Basin, and will assume one rig currently run by the Seller in the Delaware Basin. Additionally, Oasis expects lease operating expense in the fourth quarter of 2017 to range between $7.00 and $7.50 per Boe and differentials to range between $0.50 and $1.00 per Boe. Oasis continues to expect production in the Williston Basin to exceed 83,000 Boe per day exiting 2018, not accounting for volumes divested through planned asset sales, and expects production to grow to over 5,000 Boe per day in the Delaware Basin exiting 2018. As of November 30, 2017, Oasis had $333.0 million drawn and $10.5 million in letters of credit outstanding under its $1.6 billion borrowing base and $2.1 million in cash.

Conference Call

Oasis will host a live webcast and conference call on Monday, December 11, 2017 at 6:15 p.m. Central Time to discuss the acquisition. A presentation will be posted to the website.
Investors, analysts and other interested parties are invited to listen to the webcast and call:
Date:    Monday, December 11, 2017
Time:    6:15 p.m. Central Time
Live Webcast:     https://www.webcaster4.com/Webcast/Page/1052/23840
Dial-in:    888-317-6003
Intl. Dial-in:    412-317-6061
Conference ID:     0296989
Website:    www.oasispetroleum.com

A recording of the conference call will be available beginning at 8:30 p.m. Central Time on the day after the call and will be available until Monday, December 18, 2017 by dialing:

Replay dial-in:    877-344-7529
Intl. replay:    412-317-0088
Conference ID:     10115040

The call will also be available for replay for approximately 30 days at www.oasispetroleum.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the agreement to acquire the Seller’s Permian Assets and its anticipated closing, financing for the proposed Acquisition and statements regarding the Permian Assets

Exhibit 99.1

being acquired. In addition, this press release contains statements regarding the Company’s drilling and production results for the fourth quarter of 2017. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, future actual performance of the Company and the Permian Assets being acquired, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of financing, the closing of the Acquisition, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Contact:
Oasis Petroleum Inc.
Taylor Mason, (281) 404-9600
Manager, Corporate Finance & Investor Relations

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